Certifications

I, Charles E. Porter, a principal financial officer of The
George Putnam Fund of Boston, certify that:
1. I have reviewed this report on Form N-SAR of The George
Putnam Fund of Boston;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 27, 2002
/s/Charles E. Porter
Charles E. Porter
Treasurer and Executive Vice President


Certifications

I, Karnig H. Durgarian, principal executive officer of The
George Putnam Fund of Boston, certify that:
1. I have reviewed this report on Form N-SAR of The George
Putnam Fund of Boston;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 27, 2002
/s/Karnig H. Durgarian
Karnig H. Durgarian
Principal executive officer





Certifications

I, Steven D. Krichmar, a principal financial officer of The
George Putnam Fund of Boston, certify that:
1. I have reviewed this report on Form N-SAR of The George
Putnam Fund of Boston;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 27, 2002
/s/Steven D. Krichmar
Steven D. Krichmar
Principal financial officer



Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:



72DD1		Class A	93,555
           		Class B	25,375
            		Class C	  1,012

72DD2		Class M	  6,060
            		Class Y	24,394



73A1		Class A	0.4855
           		Class B	0.3605
            		Class C	0.3695

73A2		Class M	0.4025
            		Class Y	0.53



74U1		Class A	199,163
           		Class B	  71,889
            		Class C	    3,560

74U2		Class M	  14,938
            		Class Y	 48,624



74V1		Class A	15.02
           		Class B	14.87
            		Class C	14.94

74V2		Class M	14.87
            		Class Y	15.05